Exhibit 23.1

Basel, Switzerland
May 9, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the Syngenta Corporation Employee Stock Purchase Plan of Syngenta AG of our report dated February 9, 2005, with respect to the consolidated financial statements and schedules of Syngenta AG included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Ernst & Young Ltd.

/s/ Jüng Zürcher	Richard Graber
Swiss Certified Accountant	Swiss Certified Accountant
(in charge of the audit)

Exhibit 23.1-1